                                                                     EXHIBIT 5.1

                   [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]




                               September 17, 2002




Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia  30319

        Re: Registration Statement on Form S-3 for Debt Securities
            (as defined below) of Cox Communications, Inc.


Ladies and Gentlemen:

                  We have acted as special counsel to Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), to register the offering by Cox of an additional $115,000,000 aggregate principal amount of debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities"). At your request, we are providing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

                  In preparing this opinion, we have reviewed (a) the Registration Statement; (b) Cox's Amended Certificate of Incorporation, as amended, and Bylaws; (c) the Indenture entered into on June 27, 1995 by Cox and The Bank of New York ("BONY"), as Trustee, providing for the issuance of the Debt Securities (the "Indenture"); and (d) such other documents, corporate records, certificates of public officials, certificates of officers of the Company and other instruments relating to the authorization and issuance of the Debt Securities as we deemed relevant or necessary for the opinion herein expressed. As to matters of fact relevant to our opinion, we have relied upon certificates of officers of Cox without further investigation.

                  In rendering this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by Cox's prospectus supplement, dated as of September 17, 2002 (the "Prospectus Supplement"); (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus Supplement; and (iv) the offering described in the Prospectus Supplement has been duly authorized by Cox.

Cox Communications, Inc.
September 17, 2002
Page 2


                  With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above and such other documents as we have considered necessary or appropriate for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

                  Our opinion is limited to matters of law of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

                  Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Debt Securities have been duly authorized and, subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with, upon issuance and delivery thereof as set forth in the Registration Statement and the Prospectus Supplement, and upon receipt by Cox of the purchase price thereof, will be validly issued and will constitute valid and binding obligations of Cox, subject, as to enforcement, (a) to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium (whether general or specific) and other laws relating to or affecting creditors' rights or the relief of debtors generally and (b) to general principles of equity and judicial discretion. We also express no opinion concerning the enforceability of waivers of notice or of any other waiver of stay, extension or usury laws.

                  We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

Cox Communications, Inc.
September 17, 2002
Page 3

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                      DOW, LOHNES & ALBERTSON, PLLC


                                      By:   /s/ Stuart A. Sheldon
                                           ----------------------------------
                                           Stuart A. Sheldon
                                           Member